UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 16, 2011
W. P. CAREY & CO. LLC
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-13779 (Commission File Number)	13-3912578 (IRS Employer Identification No.)
50 Rockefeller Plaza, New York, NY 10020
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (212) 492-1100
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The information required by this item is included in response to Item 5.07 below and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders
An annual meeting of shareholders of W. P. Carey & Co. LLC (the “Company”) was held on June 16, 2011 (the “Annual Meeting”). Set forth below are the final voting results from the Annual Meeting.
Proposal One

To elect fourteen Directors:

Name of Director	For	Withheld	Abstain	Broker Non-Votes
Wm. Polk Carey	21,281,492	166,702	—	10,974,018
Trevor P. Bond	21,317,110	131,084	—	10,974,018
Francis J. Carey	21,270,028	178,166	—	10,974,018
Nathaniel S. Coolidge	21,306,848	141,346	—	10,974,018
Eberhard Faber, IV	21,107,460	340,734	—	10,974,018
Benjamin H. Griswold, IV	21,112,706	335,488	—	10,974,018
Axel K.A. Hansing	21,291,361	156,833	—	10,974,018
Dr. Lawrence R. Klein	21,075,902	372,292	—	10,974,018
Richard C. Marston	21,295,576	152,618	—	10,974,018
Robert E. Mittelstaedt, Jr.	21,121,724	326,470	—	10,974,018
Charles E. Parente	21,285,721	162,473	—	10,974,018
Nick J.M. van Ommen	21,299,037	149,157	—	10,974,018
Dr. Karsten von Köller	21,294,061	154,133	—	10,974,018
Reginald Winssinger	21,112,000	336,194	—	10,974,018
For Proposal One, each of the directors received a plurality of the votes cast, in person or by proxy, at the Annual Meeting and, as a result, each was elected to serve until the next annual meeting of shareholders.
On June 17, 2011, Dr. Lawrence R. Klein retired from the Board of Directors, and all committees thereof of which he was a member, and became an emeritus director.
Proposal Two

	For	Against	Abstain	Broker Non-Votes
To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for 2011:	31,785,340	518,000	118,872	—
Proposal Two was approved after receiving more than a majority of the votes cast, in person or by proxy, at the Annual Meeting.
Proposal Three

	For	Against	Abstain	Broker Non-Votes
A proposal to approve, in an advisory vote, the compensation for the Company’s named executive officers:	20,048,164	441,840	958,190	10,974,018

Proposal Three was approved, on a non-binding advisory basis, after receiving more than a majority of the votes cast, in person or by proxy, at the Annual Meeting.
Proposal Four

	1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
A proposal to determine, in an advisory vote, the frequency of the vote on the compensation for the Company’s named executive officers:	3,122,220	377,143	17,083,708	865,123	10,974,018
In accordance with the recommendation of the Board of Directors and the voting results of Proposal Four, the Board of Directors has determined that the Company will hold future advisory votes on the compensation of the Company’s named executive officers every three years.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

W. P. Carey & Co. LLC
Date: June 22, 2011	By:	/s/ Susan C. Hyde
Susan C. Hyde
Managing Director